UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

Stoneridge, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2012, Stoneridge, Inc., an Ohio corporation (the “Company”), Stoneridge Electronics, Inc., a Texas corporation and subsidiary of the Company, Stoneridge Control Devices, Inc., a Massachusetts corporation and a subsidiary of the Company, and various financial institutions which are parties to the agreement, as lenders, PNC Bank, National Association, a national banking association, as lead arranger and issuer, and as administrative agent and collateral agent entered into a Waiver and Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Credit and Security Agreement, dated December 1, 2011 (the “Credit Agreement”). The Amendment extends the time periods for delivery under the Credit Agreement of certain documents required to be delivered in connection with (i) the Company’s PST Acquisition (as defined in the Credit Agreement, see the Company’s Form 8-K filed with the Securities and Exchange Commission on January 5, 2012) and (ii) the Company’s Scottish Borrower (as defined in the Credit Agreement). The foregoing summary of the Amendment is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Waiver and Amendment No. 1 to Second Amended and Restated Credit and Security Agreement, dated March 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: March 14, 2012	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

10.1	Waiver and Amendment No. 1 to Second Amended and Restated Credit and Security Agreement, dated March 8, 2012